FOR IMMEDIATE RELEASE	Tuesday, October 20, 2015

TEGNA Inc. Reports a 28 percent Increase in 2015 Third Quarter Non-GAAP Earnings per Share from Continuing Operations and a 22 percent Increase in Adjusted EBITDA

Highlights for the quarter include the following:

•	Earnings from continuing operations of $0.37 per diluted share on a non-GAAP basis, a 28 percent year-over-year increase driven by strong Digital Segment results

•	Overall company revenue growth of 19 percent, also driven by strong Digital Segment results and despite the absence of significant political spending in the same quarter last year

•	Digital Segment revenue increased 72 percent due to the acquisition of and substantially better results at Cars.com

•	Adjusted EBITDA totaled $267 million, a 22 percent year-over-year increase

McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today reported non-GAAP earnings per diluted share from continuing operations of $0.37 for the third quarter of 2015 compared to $0.29 for the third quarter of 2014. The 27.6 percent increase was driven by strong results in the Digital Segment. Digital Segment results reflect the acquisition of and substantially higher organic growth at Cars.com. Solid Media Segment results were impacted by the absence of $40 million of political spending that benefited the third quarter in 2014.

Gracia Martore, president and chief executive officer, said, “We are pleased that TEGNA has capped off its first quarter following the close of our separation on such a strong footing, with company-wide revenue up nearly 20 percent.  TEGNA Media revenue continued its strong trajectory despite the absence of approximately $40 million in political spending in the third quarter of 2014 - which speaks to strong growth in retransmission revenue, online revenue and core advertising during the quarter.  In TEGNA Digital, revenue increased substantially to more than $350 million - an increase of 72 percent - as we continue to generate strong organic growth at Cars.com while shifting CareerBuilder’s focus toward higher-margin software as a service solutions. We expect that the momentum we’ve seen this past quarter puts us in a very strong position as we continue to execute TEGNA’s more focused strategy going forward. Beyond this, we expect to see even greater impact as the nation’s political races begin to heat up into 2016.”

The results for the third quarter of 2015 and the year-to-date periods include results for Cars.com, which we acquired on October 1, 2014. The prior year periods do not include results for Cars.com, impacting the year-over-year comparisons.

On the first day of our fiscal third quarter, we completed the spin-off of our publishing businesses. The publishing businesses are now reflected as Discontinued Operations in our Statements of Income.

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On October 2, 2015, we announced the successful completion of the sale of our corporate headquarters for $270 million to Tamares, a private investment group with holdings in the United States and Europe. In addition, we completed our CBS affiliate and DISH renewals. The outcome of each negotiation was consistent with the long-term plan we presented at our investor day in June of this year.

CONTINUING OPERATIONS

Company-wide operating revenues in the third quarter totaled $807.1 million, an increase of 18.5 percent compared to $681.0 million in the third quarter of 2015. Revenue growth of 71.6 percent in the Digital Segment primarily reflected the acquisition of and strong organic growth at Cars.com. Media Segment revenues were 2.4 percent lower as double-digit growth in retransmission revenue and digital revenue was offset by the absence of political spending that benefited the third quarter in 2014.

Net income from continuing operations attributable to TEGNA in the third quarter of 2015 was $90.6 million which includes a $6.0 million special tax credit. On a non-GAAP basis, excluding the tax credit, net income from continuing operations was $84.6 million, an increase of 24.1 percent compared to the third quarter in 2014.

Operating income totaled $216.4 million and was 17.6 percent higher than $184.0 million in the third quarter last year due primarily to the substantial growth in profitability in the Digital Segment. On a pro forma basis, non-GAAP operating income was up 7.4 percent. Adjusted EBITDA (a non-GAAP term detailed in Table 4) totaled $266.6 million, an increase of 22.2 percent. On a pro forma basis, the increase was 4.5 percent. The Adjusted EBITDA margin in the third quarter was 33.0 percent, an increase of 100 basis points compared to the third quarter last year.

Special items in the third quarter of 2015 primarily included a spin-related tax credit of $6.0 million ($0.02 per share). Special items in the third quarter of 2014 included $20.5 million ($0.07 per share) of non-operating expenses reflecting primarily spin and transaction-related costs.

Operating expenses were $590.7 million in the quarter compared to $497.0 million in the third quarter of 2014, an increase of 18.9 percent primarily reflecting the acquisition of Cars.com. Pro forma non-GAAP operating expenses were 1.8 percent lower compared to the third quarter in 2014 reflecting lower corporate expenses and a decline in Digital Segment expenses.

Corporate expenses for the third quarter of 2015 were $12.9 million compared to $18.2 million in 2014.  The decrease was driven by the resizing of the company’s footprint. In addition, third quarter 2015 corporate expenses included the benefit of $1.8 million related to the elimination of depreciation resulting from the sale of the company’s McLean, VA headquarters. As previously disclosed, the annual run rate for corporate expenses is expected to be in the range of $55 million to $60 million by mid-2016.

TEGNA MEDIA

Broadcasting Segment revenues totaled $406.4 million compared to $416.5 million in the third quarter of 2014. The 2.4 percent decline year-over-year reflects the absence of $33.9 million of net political spending which more than offset significant increases in retransmission revenue and online revenue as well as higher core advertising.

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The following table summarizes the year-over-year changes in select Broadcasting Segment revenue categories.

Broadcasting Revenue Detail (Dollars in thousands)

	Thirteen weeks ended Sep. 27, 2015	Percentage change from thirteen weeks ended Sep. 28, 2014

Core (Local & National)	$254,243	1%
Political	6,061	(85%)
Retransmission (a)	109,012	19%
Digital	29,415	13%
Other	7,714	(3%)
Total	$406,445	(2%)

(a) Reverse compensation to networks is included as part of programming costs and therefore not included in this line.

Core advertising was up just over 1 percent in the quarter. Retransmission revenues totaled $109.0 million and were 18.6 percent higher compared to the third quarter in 2014 while digital revenues in the Media Segment were up 13.1 percent reflecting continued growth in digital marketing services revenue.

Media Segment operating expenses were $247.9 million, an increase of 3.9 percent compared to the third quarter of 2014 due, in part, to higher reverse network compensation. Operating income totaled $158.6 million while Adjusted EBITDA was $177.0 million.

Based on current trends, we expect to see growth in core advertising in the fourth quarter. However, the fourth quarter of 2014 benefited from a record $92 million of politically related advertising. As a result, we expect the percentage decline in total television revenues for the fourth quarter of 2015 to be in the mid to high-single digits due to the challenging year-over-year comparison.

DIGITAL

Digital Segment operating revenues of $351.1 million were significantly higher in the third quarter, up 71.6 percent driven by the acquisition of and continued strong organic growth at Cars.com. On a pro forma basis, Digital Segment revenues grew 5.3 percent reflecting a mid-twenties percent increase in revenue at Cars.com.

Revenue growth at Cars.com reflects continued growth across all sales channels. Direct sales, on a pro forma basis, were up 11.4 percent reflecting an increase in revenue per dealer driven by new product sales. National revenue, primarily display advertising sold to auto manufacturers, was 13.8 percent higher due, in part, to strong growth in mobile traffic. Affiliate revenue increased 52.7 percent driven by higher wholesale rates that Cars.com charges its affiliates.

CareerBuilder revenue in the third quarter would have been up in the low-single digits excluding the impact of the strategic decision to reduce sales of certain lower margin advertising and services products to focus on more lucrative, long-term recurring software deals as well as unfavorable exchange rates. As a result, revenue from Human Capital Software Solutions was up 24.1 percent in the quarter. CareerBuilder revenue was 3.7 percent lower on a constant currency basis.

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Digital Segment non-GAAP pro forma operating expenses were 1.3 percent lower in the quarter and totaled $278.6 million. Pro forma Digital Segment operating income was 42.0 percent higher and totaled $72.4 million. Adjusted EBITDA on the same basis totaled $103.5 million, an increase of 25.6 percent compared to the third quarter of 2014.

NON-OPERATING ITEMS

Interest expense totaled $66.9 million in the quarter, slightly higher than the third quarter of 2014, and reflects slightly higher average debt outstanding partially offset by a lower average interest rate.

Other non-operating expense on a non-GAAP basis in the quarter totaled $3.1 million compared to $0.8 million in the third quarter of 2014.

Net cash flow from operating activities was $183.8 million in the quarter. Free cash flow (a non-GAAP measure) totaled $163.9 million. Long-term debt outstanding was $4.47 billion and total cash was $117.8 million at quarter end. During the third quarter, we repurchased approximately 4.9 million shares of our outstanding stock for $125.5 million.

* * * *

As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the company's Investors web site, investors.TEGNA.com, or listen-only conference lines. U.S. callers should dial 1-800-768-6544 and international callers should dial 1-785-830-7990 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 586188. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 1-719-457-0820. The confirmation code for the replay is 586188. Materials related to the call will be available through the Investor Relations section of the company's web site Tuesday morning.

About TEGNA
TEGNA Inc. (NYSE: TGNA), formerly Gannett Co., Inc., is comprised of a dynamic portfolio of media and digital businesses that provide content that matters and brands that deliver. TEGNA reaches more than 90 million Americans and delivers highly relevant, useful and smart content, when and how people need it, to make the best decisions possible. TEGNA Media includes 46 television stations (including those serviced by TEGNA) and is the largest independent station group of major network affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. TEGNA Digital is comprised of Cars.com, the leading online destination for automotive consumers, CareerBuilder, a global leader in human capital solutions, and other powerful brands such as Cofactor, Clipper and Sightline Media Group. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

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For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Jeremy Gaines
Vice President, Investor Relations	Vice President, Corporate Communications
703-854-6917	703-854-6049
jheinz@TEGNA.com	jmgaines@TEGNA.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1
	Thirteen weeks ended Sep. 27, 2015	Thirteen weeks ended Sep. 28, 2014	% Increase (Decrease)
Net operating revenues:
TEGNA Media	$406,445	$416,509	(2.4)
TEGNA Digital	351,072	204,560	71.6
TEGNA Other	49,569	59,916	(17.3)
Total	807,086	680,985	18.5

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	256,941	276,833	(7.2)
Selling, general and administrative expenses, exclusive of depreciation	283,564	186,191	52.3
Depreciation	21,723	21,294	2.0
Amortization of intangible assets	28,501	11,433	***
Facility consolidation	—	1,230	(100.0)
Total	590,729	496,981	18.9
Operating income	216,357	184,004	17.6

Non-operating (expense) income:
Equity loss in unconsolidated investees, net	(1,013)	(981)	3.3
Interest expense	(66,949)	(65,791)	1.8
Other non-operating items	(3,116)	(15,326)	(79.7)
Total	(71,078)	(82,098)	(13.4)

Income before income taxes	145,279	101,906	42.6
Provision for income taxes	37,178	29,782	24.8
Income from continuing operations	108,101	72,124	49.9
Net income attributable to noncontrolling interests	(17,487)	(21,476)	(18.6)
Net income from continuing operations attributable to TEGNA Inc.	$90,614	$50,648	78.9

Earnings from continuing operations per share:
Basic	$0.40	$0.22	81.8
Diluted	$0.39	$0.22	77.3

Weighted average number of common shares outstanding:
Basic	224,530	225,761	(0.5)
Diluted	230,078	232,097	(0.9)

Dividends declared per share	$0.14	$0.20	(30.0)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME TEGNA Inc. and Subsidiaries Unaudited, in thousands (except per share amounts)

Table No. 1 (continued)
	Thirty-nine weeks ended Sep. 27, 2015	Thirty-nine weeks ended Sep. 28, 2014	% Increase (Decrease)
Net operating revenues:
TEGNA Media	$1,219,911	$1,197,035	1.9
TEGNA Digital	1,025,770	587,060	74.7
TEGNA Other	155,556	185,332	(16.1)
Total	2,401,237	1,969,427	21.9

Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	792,950	816,436	(2.9)
Selling, general and administrative expenses, exclusive of depreciation	852,853	559,642	52.4
Depreciation	71,360	61,141	16.7
Amortization of intangible assets	86,155	36,659	***
Facility consolidation and asset impairment charges	23,190	25,802	(10.1)
Total	1,826,508	1,499,680	21.8
Operating income	574,729	469,747	22.3

Non-operating (expense) income:
Equity income (loss) in unconsolidated investees, net	(4,123)	156,792	***
Interest expense	(206,871)	(199,284)	3.8
Other non-operating items	(5,346)	(39,762)	(86.6)
Total	(216,340)	(82,254)	***

Income before income taxes	358,389	387,493	(7.5)
Provision for income taxes	119,157	145,731	(18.2)
Income from continuing operations	239,232	241,762	(1.0)
Net income attributable to noncontrolling interests	(47,700)	(49,351)	(3.3)
Net income from continuing operations attributable to TEGNA Inc.	$191,532	$192,411	(0.5)

Earnings from continuing operations per share:
Basic	$0.85	$0.85	—
Diluted	$0.83	$0.83	—

Weighted average number of common shares outstanding:
Basic	226,053	226,374	(0.1)
Diluted	231,310	232,157	(0.4)

Dividends declared per share	$0.54	$0.60	(10.0)

BUSINESS SEGMENT INFORMATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 2
	Thirteen weeks ended Sep. 27, 2015	Thirteen weeks ended Sep. 28, 2014	% Increase (Decrease)
Net operating revenues:
TEGNA Media	$406,445	$416,509	(2.4)
TEGNA Digital	351,072	204,560	71.6
TEGNA Other	49,569	59,916	(17.3)
Total	$807,086	$680,985	18.5

Operating income (net of depreciation, amortization and facility consolidation charges):
TEGNA Media	$158,595	$177,970	(10.9)
TEGNA Digital	72,445	41,249	75.6
TEGNA Other	(1,744)	1,230	***
Corporate (a)	(12,939)	(18,219)	(29.0)
Unallocated costs	—	(18,226)	(100.0)
Total	$216,357	$184,004	17.6

Depreciation, amortization and facility consolidation charges:
TEGNA Media	$18,406	$20,307	(9.4)
TEGNA Digital	31,073	10,529	***
TEGNA Other	205	253	(19.0)
Corporate	540	2,868	(81.2)
Total	$50,224	$33,957	47.9

Adjusted EBITDA (b):
TEGNA Media	$177,001	$198,397	(10.8)
TEGNA Digital	103,518	51,778	99.9
TEGNA Other	(1,539)	1,483	***
Corporate	(12,399)	(15,351)	(19.2)
Unallocated costs	—	(18,226)	***
Total	$266,581	$218,081	22.2

(a) Corporate expenses for the third quarter of 2015 were $12.9 million, including the benefit of $1.8 million related to the elimination of depreciation resulting from the sale of the company’s McLean, VA headquarters.  Following the sale, we will be leasing part of the facility back for a period of 18 months.  While we are not paying any rent over this period, we will be imputing rent expense over this period as required by GAAP which will add $2.5 million to corporate expense for the quarter.  As previously discussed, we expect that annual corporate expense will initially be $70 million, decreasing to between $55 million to $60 million which includes $7 million to $9 million of non-cash stock-based compensation expense. These reductions reflect the benefit of resizing the company’s footprint and elimination of the spin-related dis-synergies.

(b) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in the section "Use of Non-GAAP Information" and Table No. 4 provides reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

BUSINESS SEGMENT INFORMATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 2 (continued)
	Thirty-nine weeks ended Sep. 27, 2015	Thirty-nine weeks ended Sep. 28, 2014	% Increase (Decrease)
Net operating revenues:
TEGNA Media	$1,219,911	$1,197,035	1.9
TEGNA Digital	1,025,770	587,060	74.7
TEGNA Other	155,556	185,332	(16.1)
Total	$2,401,237	$1,969,427	21.9

Operating income (net of depreciation, amortization and facility consolidation and asset impairment charges):
TEGNA Media	$513,557	$503,841	1.9
TEGNA Digital	175,462	89,003	97.1
TEGNA Other	(11,000)	(10,527)	4.5
Corporate	(50,817)	(53,340)	(4.7)
Unallocated costs	(52,473)	(59,230)	(11.4)
Total	$574,729	$469,747	22.3

Depreciation, amortization and facility consolidation and asset impairment charges:
TEGNA Media	$61,492	$68,122	(9.7)
TEGNA Digital	106,050	29,667	***
TEGNA Other	6,718	17,134	(60.8)
Corporate	6,445	8,679	(25.7)
Total	$180,705	$123,602	46.2

Adjusted EBITDA (a):
TEGNA Media	$562,688	$574,344	(2.0)
TEGNA Digital	283,679	118,670	***
TEGNA Other	(3,982)	6,607	***
Corporate	(44,372)	(44,661)	(0.6)
Unallocated costs	(52,473)	(59,230)	(11.4)
Total	$745,540	$595,730	25.1

(a) "Adjusted EBITDA" is a non-GAAP measure used by management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner. The definition of "Adjusted EBITDA" is provided in the section "Use of Non-GAAP Information" and Table No. 4 provides reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income.

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from or as a substitute for the related GAAP measures, and should be read together with financial information presented on a GAAP basis.

The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, transformation items, non-cash asset impairment charges, certain gains and expenses recognized in non-operating categories and charges to its income tax provision. The company believes that such expenses, charges and gains are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between years and with peer group companies.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. Adjusted EBITDA is defined as net income from continuing operations attributable to Parent before (1) net income attributable to noncontrolling interests, (2) income taxes, (3) interest expense, (4) equity income (losses), (5) other non-operating items, (6) workforce restructuring, (7) other transformation items, (8) asset impairment charges, (9) depreciation and (10) amortization. When Adjusted EBITDA is discussed in reference to performance on a consolidated basis, the most directly comparable GAAP financial measure is Net income from continuing operations attributable to Parent. Management does not analyze non-operating items such as interest expense and income taxes on a segment level; therefore, the most directly comparable GAAP financial measure to Adjusted EBITDA when performance is discussed on a segment level is Operating income. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” and increased by voluntary pension contributions, net of related tax benefit. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company’s businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company’s peer group companies present similar non-GAAP measures so the presentation of such measures facilitates industry comparisons. Tabular reconciliations for the non-GAAP financial measures are contained in Tables 3 through 8 attached to this news release.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

Table No. 3

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure		Non-GAAP Measure
	Thirteen weeks ended Sep. 27, 2015	Special tax credit	Thirteen weeks ended Sep. 27, 2015

Income before income taxes	$145,279	$—	$145,279
Provision for income taxes	37,178	6,016	43,194
Net income from continuing operations attributable to TEGNA	90,614	(6,016)	84,598
Income from continuing operations per share - diluted	$0.39	$(0.02)	$0.37

	GAAP Measure	Special Items				Non-GAAP Measure
	Thirteen weeks ended Sep. 28, 2014	Workforce restructuring	Other transformation costs	Non-operating items	Special tax charge	Thirteen weeks ended Sep. 28, 2014

Cost of sales and operating expenses, exclusive of depreciation	$276,833	$(102)	$—	$—	$—	$276,731
Selling, general and administrative expenses, exclusive of depreciation	186,191	(18)	—	—	—	186,173
Facility consolidation charges	1,230	—	(1,230)	—	—	—
Operating expenses	496,981	(120)	(1,230)	—	—	495,631
Operating income	184,004	120	1,230	—	—	185,354
Equity income (loss) in unconsolidated investees, net	(981)	—	—	5,987	—	5,006
Other non-operating items	(15,326)	—	—	14,491	—	(835)
Total non-operating (expense) income	(82,098)	—	—	20,478	—	(61,620)
Income before income taxes	101,906	120	1,230	20,478	—	123,734
Provision for income taxes	29,782	44	458	4,074	(279)	34,079
Net income from continuing operations attributable to TEGNA	50,648	76	772	16,404	279	68,179
Income from continuing operations per share - diluted	$0.22	$—	$—	$0.07	$—	$0.29

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars (except per share amounts)

Table No. 3 (continued)
	GAAP Measure	Special Items					Non-GAAP Measure
	Thirty-nine weeks ended Sep. 27, 2015	Workforce restructuring	Other transformation items	Asset Impairment Charges	Non-operating items	Special tax charge	Thirty-nine weeks ended Sep. 27, 2015
Cost of sales and operating expenses, exclusive of depreciation	$792,950	$(2,729)	$12,709	$—	$—	$—	$802,930
Selling, general and administrative expenses, exclusive of depreciation	852,853	(86)	—	—	—	—	852,767
Facility consolidation and asset impairment charges	23,190	—	(16,350)	(6,840)	—	—	—
Operating expenses	1,826,508	(2,815)	(3,641)	(6,840)	—	—	1,813,212
Operating income	574,729	2,815	3,641	6,840	—	—	588,025
Other non-operating items	(5,346)	—	—	—	1,453	—	(3,893)
Total non-operating expense	(216,340)	—	—	—	1,453	—	(214,887)
Income before income taxes	358,389	2,815	3,641	6,840	1,453	—	373,138
Provision for income taxes	119,157	725	1,354	2,544	(5,738)	(805)	117,237
Net income from continuing operations attributable to TEGNA	191,532	2,090	2,287	4,296	7,191	805	208,201
Net income from continuing operations per share - diluted	$0.83	$0.01	$0.01	$0.02	$0.03	$—	$0.90

	GAAP Measure	Special Items					Non-GAAP Measure
	Thirty-nine weeks ended Sep. 28, 2014	Workforce restructuring	Other transformation costs	Asset impairment charges	Non-operating items	Special tax charge	Thirty-nine weeks ended Sep. 28, 2014
Cost of sales and operating expenses, exclusive of depreciation	$816,436	$(2,024)	$—	$—	$—	$—	$814,412
Selling, general and administrative expenses, exclusive of depreciation	559,642	(357)	—	—	—	—	559,285
Amortization of intangible assets	36,659	—	(4,480)	—	—	—	32,179
Facility consolidation and asset impairment charges	25,802	—	(9,615)	(16,187)	—	—	—
Operating expenses	1,499,680	(2,381)	(14,095)	(16,187)	—	—	1,467,017
Operating income	469,747	2,381	14,095	16,187	—	—	502,410
Equity income in unconsolidated investees, net	156,792	—	—	—	(142,003)	—	14,789
Other non-operating items	(39,762)	—	—	—	39,371	—	(391)
Total non-operating expense	(82,254)	—	—	—	(102,632)	—	(184,886)
Income before income taxes	387,493	2,381	14,095	16,187	(102,632)	—	317,524
Provision for income taxes	145,731	885	4,413	1,328	(40,079)	(19,283)	92,995
Net income from continuing operations attributable to TEGNA	192,411	1,496	9,682	14,859	(62,553)	19,283	175,178
Net income from continuing operations per share - diluted	$0.83	$0.01	$0.04	$0.06	$(0.27)	$0.08	$0.75

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 4

Reconciliations of Adjusted EBITDA to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

Thirteen weeks ended Sep. 27, 2015:
	TEGNA Media	TEGNA Digital	TEGNA Other	Corporate	Consolidated Total

Net income from continuing operations attributable to Parent (GAAP basis)					$90,614
Net income attributable to noncontrolling interests					17,487
Provision for income taxes					37,178
Interest expense					66,949
Equity loss in unconsolidated investees, net					1,013
Other non-operating items					3,116
Adjusted operating income (GAAP and non-GAAP basis)	$158,595	$72,445	$(1,744)	$(12,939)	$216,357
Depreciation	12,915	8,063	205	540	21,723
Amortization	5,491	23,010	—	—	28,501
Adjusted EBITDA (non-GAAP basis)	$177,001	$103,518	$(1,539)	$(12,399)	$266,581

Thirteen weeks ended Sep. 28, 2014:
	TEGNA Media	TEGNA Digital	TEGNA Other	Corporate	Unallocated Costs	Consolidated Total

Net income from continuing operations attributable to Parent (GAAP basis)						$50,648
Net income attributable to noncontrolling interests						21,476
Provision for income taxes						29,782
Interest expense						65,791
Equity loss in unconsolidated investees, net						981
Other non-operating items						15,326
Operating income (GAAP basis)	$177,970	$41,249	$1,230	$(18,219)	$(18,226)	$184,004
Workforce restructuring	120	—	—	—	—	120
Other transformation costs	1,230	—	—	—	—	1,230
Adjusted operating income (non-GAAP basis)	179,320	41,249	1,230	(18,219)	(18,226)	185,354
Depreciation	12,629	5,544	253	2,868	—	21,294
Amortization	6,448	4,985	—	—	—	11,433
Adjusted EBITDA (non-GAAP basis)	$198,397	$51,778	$1,483	$(15,351)	$(18,226)	$218,081

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 4 (continued)

Thirty-nine weeks ended Sep. 27, 2015:
	TEGNA Media	TEGNA Digital	TEGNA Other	Corporate	Unallocated Costs	Consolidated Total

Net income from continuing operations attributable to Parent (GAAP basis)						$191,532
Net income attributable to noncontrolling interests						47,700
Provision for income taxes						119,157
Interest expense						206,871
Equity loss in unconsolidated investees, net						4,123
Other non-operating items						5,346
Operating income (GAAP basis)	$513,557	$175,462	$(11,000)	$(50,817)	$(52,473)	$574,729
Workforce restructuring	348	2,167	300	—	—	2,815
Other transformation items	(7,636)	11,107	170	—	—	3,641
Asset impairment charges	—	900	5,940	—	—	6,840
Adjusted operating income (non-GAAP basis)	506,269	189,636	(4,590)	(50,817)	(52,473)	588,025
Depreciation	39,455	24,852	608	6,445	—	71,360
Amortization	16,964	69,191	—	—	—	86,155
Adjusted EBITDA (non-GAAP basis)	$562,688	$283,679	$(3,982)	$(44,372)	$(52,473)	$745,540

Thirty-nine weeks ended Sep. 28, 2014:
	TEGNA Media	TEGNA Digital	TEGNA Other	Corporate	Unallocated Costs	Consolidated Total

Net income from continuing operations attributable to Parent (GAAP basis)						$192,411
Net income attributable to noncontrolling interests						49,351
Provision for income taxes						145,731
Interest expense						199,284
Equity income in unconsolidated investees, net						(156,792)
Other non-operating items						39,762
Operating income (GAAP basis)	$503,841	$89,003	$(10,527)	$(53,340)	$(59,230)	$469,747
Workforce restructuring	2,381	—	—	—	—	2,381
Other transformation costs	14,095	—	—	—	—	14,095
Asset impairment charges	—	—	16,187	—	—	16,187
Adjusted operating income (non-GAAP basis)	520,317	89,003	5,660	(53,340)	(59,230)	502,410
Depreciation	35,953	15,764	745	8,679	—	61,141
Adjusted amortization (non-GAAP basis)	18,074	13,903	202	—	—	32,179
Adjusted EBITDA (non-GAAP basis)	$574,344	$118,670	$6,607	$(44,661)	$(59,230)	$595,730

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 5

"Free cash flow" is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.

	Thirteen weeks ended Sep. 27, 2015	Thirty-nine weeks ended Sep. 27, 2015

Net cash flow from operating activities	$183,825	$479,233
Purchase of property, plant and equipment	(19,876)	(74,897)
Voluntary pension employer contribution	—	100,000
Tax benefit for voluntary pension employer contribution	—	(37,200)
Free cash flow	$163,949	$467,136

TAX RATE CALCULATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 6

The calculations of the company's effective tax rate on a GAAP and non-GAAP basis are below:

	GAAP		Non-GAAP
	Thirteen weeks ended Sep. 27, 2015	Thirteen weeks ended Sep. 28, 2014	Thirteen weeks ended Sep. 27, 2015	Thirteen weeks ended Sep. 28, 2014

Income before taxes (per Table 3)	$145,279	$101,906	$145,279	$123,734
Noncontrolling interests (per Table 1)	(17,487)	(21,476)	(17,487)	(21,476)
Income before taxes attributable to Parent	$127,792	$80,430	$127,792	$102,258

Provision for income taxes (per Table 3)	$37,178	$29,782	$43,194	$34,079

Effective tax rate	29.1%	37.0%	33.8%	33.3%

	GAAP		Non-GAAP
	Thirty-nine weeks ended Sep. 27, 2015	Thirty-nine weeks ended Sep. 28, 2014	Thirty-nine weeks ended Sep. 27, 2015	Thirty-nine weeks ended Sep. 28, 2014

Income before taxes (per Table 3)	$358,389	$387,493	$373,138	$317,524
Noncontrolling interests (per Table 1)	(47,700)	(49,351)	(47,700)	(49,351)
Income before taxes attributable to Parent	$310,689	$338,142	$325,438	$268,173

Provision for income taxes (per Table 3)	$119,157	$145,731	117,237	$92,995

Effective tax rate	38.4%	43.1%	36.0%	34.7%

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 7

A reconciliation of the company's operating data on an as reported basis to a pro forma basis is below:

	TEGNA GAAP Cont Ops	Pro Forma Adjustment for Separation (1)	Pro Forma TEGNA Cont Ops	Special Items (2)	Acquisition and Disposition Pro Forma Adjustments (3)	TEGNA Pro Forma Non GAAP

Thirteen weeks ended Mar. 30, 2014
Operating Revenue	$619,887	$3,261	$623,148	$—	$123,522	$746,670
Operating Expenses	486,767	(1,439)	485,328	(9,756)	114,764	590,336
Operating Income	133,120	4,700	137,820	9,756	8,758	156,334
Depreciation	19,863	89	19,952	—	2,958	22,910
Amortization	14,231	372	14,603	(4,480)	18,799	28,922
Adjusted EBITDA	$167,214	$5,161	$172,375	$5,276	$30,515	$208,166

Thirteen weeks ended Jun. 29, 2014
Operating Revenue	$668,555	$3,389	$671,944	$—	$125,456	$797,400
Operating Expenses	515,932	(1,502)	514,430	(21,557)	116,128	609,001
Operating Income	152,623	4,891	157,514	21,557	9,328	188,399
Depreciation	19,984	89	20,073	—	2,861	22,934
Amortization	10,995	372	11,367	—	18,799	30,166
Adjusted EBITDA	$183,602	$5,352	$188,954	$21,557	$30,988	$241,499

Thirteen weeks ended Sept. 28, 2014
Operating Revenue	$680,985	$3,480	$684,465	$—	$118,402	$802,867
Operating Expenses	496,981	(1,775)	495,206	(1,350)	107,497	601,353
Operating Income	184,004	5,255	189,259	1,350	10,905	201,514
Depreciation	21,294	(82)	21,212	—	2,780	23,992
Amortization	11,433	—	11,433	—	18,164	29,597
Adjusted EBITDA	$216,731	$5,173	$221,904	$1,350	$31,849	$255,103

Thirteen weeks ended Dec. 28, 2014
Operating Revenue	$904,886	$531	$905,417	$—	$(7,487)	$897,930
Operating Expenses	674,317	(675)	673,642	(39,807)	(5,805)	628,030
Operating Income	230,569	1,206	231,775	39,807	(1,682)	269,900
Depreciation	25,699	(55)	25,644	—	28	25,672
Amortization	29,312	—	29,312	—	—	29,312
Adjusted EBITDA	$285,580	$1,151	$286,731	$39,807	$(1,654)	$324,884

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc. and Subsidiaries
Unaudited, in thousands of dollars

Table No. 7 (continued)

	TEGNA GAAP Cont Ops	Pro Forma Adjustment for Separation (1)		Pro Forma TEGNA Cont Ops	Special Items (2)	Acquisition and Disposition Pro Forma Adjustments (3)	TEGNA Pro Forma Non GAAP

Thirteen weeks ended Mar. 29, 2015
Operating Revenue	$778,015	$—		$778,015	$—	$—	$778,015
Operating Expenses	607,411	(925)		606,486	676		607,162
Operating Income	170,604	925		171,529	(676)	—	170,853
Depreciation	24,487	—		24,487	—	—	24,487
Amortization	28,688	—		28,688	—	—	28,688
Adjusted EBITDA	$223,779	$925		$224,704	$(676)	$—	$224,028

Thirteen weeks ended Jun. 28, 2015
Operating Revenue	$816,136	$—		$816,136	$—	$—	$816,136
Operating Expenses	628,368	(1,815)	608,977	$626,553	(13,973)	—	612,580
Operating Income	187,768	1,815	207,160	189,583	13,973	—	203,556
Depreciation	25,150	—	25,151	25,150	—	—	25,150
Amortization	28,966	—	28,966	28,966	—	—	28,966
Adjusted EBITDA	$241,884	$1,815		$243,699	$13,973	$—	$257,672

(1) Represents adjustments related to office space leasing and information technology arrangements between TEGNA and new Gannett under transition service agreements.
(2) Special items include workforce restructuring, other transformation costs and asset impairment charges.
(3) The pro forma adjustments include the acquisitions of Cars.com and London Broadcasting Company and disposal of Gannett Healthcare Group as if these transactions had occurred at the beginning of 2014.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 8

The company's operating data on a pro forma basis is below:

	TEGNA Media	TEGNA Digital	TEGNA Other	Corporate	Unallocated (a)	TEGNA Pro Forma Non GAAP

Thirteen weeks ended Mar. 30, 2014
Operating Revenue	$394,480	$305,726	$46,464	$—	$—	$746,670
Operating Expense	227,507	280,886	51,600	17,367	12,976	590,336
Operating Income	166,973	24,840	(5,136)	(17,367)	(12,976)	156,334
Depreciation	12,430	7,077	370	3,033	—	22,910
Amortization	5,742	23,079	101	—	—	28,922
Adjusted EBITDA	$185,145	$54,996	$(4,665)	$(14,334)	$(12,976)	$208,166

Thirteen weeks ended Jun. 29, 2014
Operating Revenue	$410,764	$323,153	$63,483	$—	$—	$797,400
Operating Expense	234,069	287,172	57,836	17,754	12,170	609,001
Operating Income	176,695	35,981	5,647	(17,754)	(12,170)	188,399
Depreciation	12,360	7,426	245	2,903	—	22,934
Amortization	5,884	24,181	101	—	—	30,166
Adjusted EBITDA	$194,939	$67,588	$5,993	$(14,851)	$(12,170)	$241,499

Thirteen weeks ended Sept. 28, 2014
Operating Revenue	$416,590	$333,488	$52,789	$—	$—	$802,867
Operating Expense	237,109	282,412	52,608	18,219	11,005	601,353
Operating Income	179,481	51,076	181	(18,219)	(11,005)	201,514
Depreciation	12,684	8,187	253	2,868	—	23,992
Amortization	6,448	23,149	—	—	—	29,597
Adjusted EBITDA	$198,613	$82,412	$434	$(15,351)	$(11,005)	$255,103

Thirteen weeks ended Dec. 28, 2014
Operating Revenue	$494,831	$347,746	$55,353	$—	$—	$897,930
Operating Expense	246,344	281,957	53,308	17,801	28,620	628,030
Operating Income	248,487	65,789	2,045	(17,801)	(28,620)	269,900
Depreciation	15,860	7,587	202	2,023	—	25,672
Amortization	6,163	23,149	—	—	—	29,312
Adjusted EBITDA	$270,510	$96,525	$2,247	$(15,778)	$(28,620)	$324,884

(a) Unallocated expenses represent certain expenses that historically were allocated to the former Publishing Segment but that could not be allocated to discontinued operations because they were not clearly and specifically identifiable to the spun-off businesses, the accounting criteria for reclassification to discontinued operations.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. and Subsidiaries Unaudited, in thousands of dollars

Table No. 8 (continued)
	TEGNA Media	TEGNA Digital	TEGNA Other	Corporate	Unallocated (a)	TEGNA Pro Forma Non GAAP

Thirteen weeks ended Mar. 29, 2015
Operating Revenue	$396,417	$335,075	$46,523	$—	$—	$778,015
Operating Expense	229,531	283,687	52,280	18,860	22,804	607,162
Operating Income	166,886	51,388	(5,757)	(18,860)	(22,804)	170,853
Depreciation	13,296	8,262	208	2,721	—	24,487
Amortization	5,598	23,090	—	—	—	28,688
Adjusted EBITDA	$185,780	$82,740	$(5,549)	$(16,139)	$(22,804)	$224,028

Thirteen weeks ended Jun. 28, 2015
Operating Revenue	$417,049	$339,622	$59,465	$—	$—	$816,136
Operating Expense	236,262	273,820	56,636	19,018	26,844	612,580
Operating Income	180,787	65,802	2,829	(19,018)	(26,844)	203,556
Depreciation	13,244	8,527	195	3,184	—	25,150
Amortization	5,876	23,090	—	—	—	28,966
Adjusted EBITDA	$199,907	$97,419	$3,024	$(15,834)	$(26,844)	$257,672

(a) Unallocated expenses represent certain expenses that historically were allocated to the former Publishing Segment but that could not be allocated to discontinued operations because they were not clearly and specifically identifiable to the spun-off businesses, the accounting criteria for reclassification to discontinued operations.